Exhibit 10.6

CONFIDENTIAL TREATMENT REQUESTED

Confidential material has been separately filed with the Securities and Exchange Commission under an application for confidential treatment.  Terms for which confidential treatment has been requested have been omitted and marked with an asterisk [*]

August 24, 2011

To:	Dollar Tree, Inc.
500 Volvo Parkway
Chesapeake, VA 23320
Attn:           Roger Dean, VP – Treasurer
    Shawnta Totten, VP – Governance and Corporate Counsel
Facsimile: 757-321-5111

From:	JPMorgan Chase Bank, National Association
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England

Re:	Issuer Forward Repurchase Transaction

Ladies and Gentlemen:

This master confirmation (this “Master Confirmation”) is intended to supplement the terms and provisions of certain Transactions (each, a “Transaction”) entered into from time to time between JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”) and Dollar Tree, Inc. (“Counterparty”).  This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. The terms of any particular Transaction shall be set forth in (i) a Supplemental Confirmation in the form of Exhibit A hereto (a “Supplemental Confirmation”), which shall reference this Master Confirmation and supplement, form a part of, and be subject to this Master Confirmation and (ii) a Trade Notification in the form of Exhibit B hereto (a “Trade Notification”), which shall reference the relevant Supplemental Confirmation and supplement, form a part of, and be subject to such Supplemental Confirmation. This Master Confirmation, each Supplemental Confirmation and the related Trade Notification together shall constitute a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and together with the 2000 Definitions, the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Master Confirmation and each Supplemental Confirmation and Trade Notification.  This Master Confirmation, each Supplemental Confirmation and the related Trade Notification evidence a complete binding agreement between Counterparty and JPMorgan as to the subject matter and terms of each Transaction to which this Master Confirmation, such Supplemental Confirmation and Trade Notification relate and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

This Master Confirmation, each Supplemental Confirmation and each Trade Notification supplement, form a part of, and are subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement as if JPMorgan and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Master Confirmation, each Supplemental Confirmation and each Trade Notification).

For each Transaction, all provisions contained or incorporated by reference in the Agreement shall govern this Master Confirmation, the Supplemental Confirmation and each Trade Notification relating to such Transaction except as expressly modified herein or in such Supplemental Confirmation or Trade Notification.

If, in relation to any Transaction to which this Master Confirmation, a Supplemental Confirmation and a Trade Notification relate, there is any inconsistency between the Agreement, this Master Confirmation, any Supplemental Confirmation, any Trade Notification, the Equity Definitions and the 2000 Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Trade Notification, (ii) such Supplemental Confirmation; (iii) this Master Confirmation; (iv) the Agreement; (v) the Equity Definitions; and (vi) the 2000 Definitions.

1. Each Transaction constitutes a Share Forward Transaction for the purposes of the Equity Definitions. Set forth below are the terms and conditions which, together with the terms and conditions set forth in the related Supplemental Confirmation and Trade Notification (in respect of the relevant Transaction), shall govern each such Transaction.

General Terms:

Trade Date:	For each Transaction, as set forth in the Supplemental Confirmation.

Buyer:	Counterparty

Seller:	JPMorgan

Shares:	Shares of common stock, par value USD 0.01 per share, of Counterparty (Exchange Ticker: “DLTR”)

Forward Price:	The arithmetic average of the VWAP Prices for each Exchange Business Day in the Calculation Period

VWAP Price:
For any Exchange Business Day, as determined by the Calculation Agent based on the Rule 10b-18 Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “DLTR <Equity> AQR_SEC” (or any successor thereto). For purposes of calculating the VWAP Price, the Calculation Agent will include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) and pursuant to the conditions of Rule 10b-18(b)(3), each under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such trades, “Rule 10b-18 eligible transactions”).

Forward Price
Adjustment Amount:	For each Transaction, as set forth in the Supplemental Confirmation.

Calculation Period:	The period from and including the Calculation Period Start Date to and including the Termination Date.

Calculation Period Start Date:	For each Transaction, as set forth in the Trade Notification, to be the Exchange Business Day immediately following the Hedge Completion Date for such Transaction.

Termination Date:
For each Transaction, the Scheduled Termination Date set forth in the Supplemental Confirmation (as the same may be postponed in accordance with the provisions hereof); provided that JPMorgan shall have the right to designate any date (the “Accelerated Termination Date”) on or after the First Acceleration Date to be the Termination Date by providing notice to Counterparty of any such designation by 7:00 p.m. New York City time on the Exchange Business Day following such date.

First Acceleration Date:	For each Transaction, as set forth in the Supplemental Confirmation.

Hedge Period:	The period from and including the day immediately after the Trade Date to and including the Hedge Completion Date (as adjusted in accordance with the provisions hereof).

Hedge Completion Date:
For each Transaction, as set forth in the Trade Notification, to be the Exchange Business Day on which JPMorgan finishes establishing its initial Hedge Positions in respect of such Transaction, as determined by JPMorgan in its good faith and commercially reasonable discretion; provided that if, at any time during the Hedge Period, the weighted average price at which JPMorgan, or an affiliate of JPMorgan, has until such time purchased Shares in connection with establishing its initial Hedge Positions in respect of such Transaction equals or exceeds the Hedge Threshold Price, then (i) JPMorgan shall have the right to terminate the Hedge Period as of such time and (ii) the Calculation Agent may make adjustments to the Minimum Shares and the Maximum Shares (each as specified in the Supplemental Confirmation) and any other term relevant to the terms of such Transaction and, for purposes of calculating the Number of Shares to be Delivered on the Settlement Date, shall adjust the Prepayment Amount to preserve the fair value of such Transaction to JPMorgan and ensure that JPMorgan’s, or its affiliate’s, initial theoretical delta for such Transaction is equal to the number of Shares purchased by JPMorgan or an affiliate of JPMorgan during the Hedge Period at the time of such termination.

Hedge Threshold Price:	For each Transaction, as set forth in the Supplemental Confirmation.

Hedge Period
Reference Price:	For each Transaction, as set forth in the Trade Notification, to be the arithmetic average of the VWAP Prices for each Exchange Business Day in the Hedge Period.

Market Disruption Event:
The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be, or” and inserting the words “at any time on any Scheduled Trading Day during the Hedge Period or Calculation Period or” after the word “material,” in the third line thereof.

Notwithstanding anything to the contrary in the Equity Definitions, to the extent that a Disrupted Day occurs in the Hedge Period or the Calculation Period, the Calculation Agent may in good faith and acting in a commercially reasonable manner postpone one or both of the Hedge Completion Date and the Scheduled Termination Date. In such event, the Calculation Agent must determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price for such Disrupted Day shall not be included for purposes of determining the Hedge Period Reference Price or the Forward Price, as the case may be, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the VWAP Price for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions in the Shares on such Disrupted Day effected before the relevant Market Disruption Event occurred and/or after the relevant Market Disruption Event ended, and the weighting of the VWAP Price for the relevant Exchange Business Days during the Hedge Period or the Calculation Period, as the case may be, shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Hedge Period Reference Price or the Forward Price, as the case may be, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

If a Disrupted Day occurs during the Hedge Period or the Calculation Period, as the case may be, and each of the seven immediately following Scheduled Trading Days is a Disrupted Day, then the Calculation Agent, in its good faith and commercially reasonable discretion, may either (i) deem such seventh Scheduled Trading Day to be an Exchange Business Day and determine the VWAP Price for such seventh Scheduled Trading Day using its good faith estimate of the value of the Shares on such seventh Scheduled Trading Day based on the volume, historical trading patterns and price of the Shares and any other factors that may customarily be used for the purposes of valuation of common equity securities or (ii) further extend one or both of the Hedge Period and the Calculation Period as it deems necessary to determine the VWAP Price.

Exchange:	NASDAQ Global Select Market

Related Exchange(s):	All Exchanges.

Prepayment\
Variable Obligation:	Applicable

Prepayment Amount:	For each Transaction, as set forth in the Supplemental Confirmation.

Prepayment Date:	One Exchange Business Day following the Trade Date.

Settlement Terms:

Physical Settlement:
Applicable; provided that JPMorgan does not, and shall not, make the agreement or the representations set forth in Section 9.11 of the Equity Definitions related to the restrictions imposed by applicable securities laws with respect to any Shares delivered by JPMorgan to Counterparty under any Transaction.

Number of Shares
to be Delivered:
A number of Shares equal to (a) the Prepayment Amount divided by (b) (i) the Forward Price minus (ii) the Forward Price Adjustment Amount; provided that the Number of Shares to be Delivered shall not be less than the Minimum Shares and shall not be greater than the Maximum Shares.  In lieu of the deliveries described in Section 9.2(a)(iii) of the Equity Definitions, on the Settlement Date, Seller shall deliver to Buyer a number of Shares equal to the excess (if any) of the Number of Shares to be Delivered over a number of Shares equal to the sum of the Initial Shares and the Minimum Shares.

Excess Dividend Amount:	For the avoidance of doubt, the reference to Excess Dividend Amount shall be deleted from Section 9.2(a)(iii) of the Equity Definitions.

Settlement Date:	Three (3) Exchange Business Days following the Termination Date.

Settlement Currency:	USD

Initial Share Delivery:
JPMorgan shall deliver a number of Shares equal to the Initial Shares to Counterparty on the Initial Share Delivery Date in accordance with Section 9.4 of the Equity Definitions, with the Initial Share Delivery Date deemed to be a “Settlement Date” for purposes of such Section 9.4.

Initial Share Delivery Date:	One Exchange Business Day following the Trade Date.

Initial Shares:	For each Transaction, as set forth in the Supplemental Confirmation.

Minimum Share Delivery:
JPMorgan shall deliver a number of Shares equal to the excess, if any, of the Minimum Shares over the Initial Shares on the Minimum Share Delivery Date in accordance with Section 9.4 of the Equity Definitions, with the Minimum Share Delivery Date deemed to be a “Settlement Date” for purposes of such Section 9.4.

Minimum Share
Delivery Date:	Three (3) Exchange Business Days following the Hedge Completion Date.

Minimum Shares:	For each Transaction, as set forth in the Supplemental Confirmation.

Maximum Shares:	For each Transaction, as set forth in the Supplemental Confirmation.

Share Adjustments:

Potential Adjustment Event:
In addition to the events set forth in Section 11.2(e) of the Equity Definitions, it shall constitute an additional Potential Adjustment Event if the Scheduled Termination Date is postponed pursuant to “Market Disruption Event” above, in which case the Calculation Agent shall, in its commercially reasonable discretion, adjust any relevant terms of each Transaction as the Calculation Agent determines appropriate to account for the economic effect on such Transaction of such postponement, based on stock price volatility, interest rates, strike price, stock loan rate, liquidity and VWAP averaging dates.

Extraordinary Dividend:
For any calendar quarter occurring (in whole or in part) during the period from and including the first day of the Calculation Period to and including the Termination Date, any dividend or distribution on the Shares with an ex-dividend date occurring during such calendar quarter (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) or (B) of the Equity Definitions).

Method of Adjustment:	Calculation Agent Adjustment

Consequences of Merger
 Events and Tender Offers:

(a) Share for Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment

(c) Share-for-Combined:	Component Adjustment

Determining Party:	JPMorgan

Tender Offer:	Applicable

New Shares:
In the definition of New Shares in Section 12.1(i) of the Equity Definitions, the text in clause (i) thereof shall be deleted in its entirety (including the word “and” following such clause (i)) and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors)”.

For purposes of each Transaction, (x) the definition of Merger Date in Section 12.1(c) of the Equity Definitions shall be amended to read, “Merger Date shall mean the Announcement Date” and (y) the definition of Tender Offer Date in Section 12.1(e) of the Equity Definitions shall be amended to read, “Tender Offer Date shall mean the Announcement Date.”  The definition of “Announcement Date” in Section 12.1(l) of the Equity Definitions is hereby amended by (i) replacing the words “a firm” with the word “any” in the second and fourth lines thereof, (ii) replacing the word “leads to the” with the words “, if completed, would lead to a” in the third and the fifth lines thereof, (iii) replacing the words “voting shares” with the word “Shares” in the fifth line thereof, and (iv) inserting the words “by any entity” after the word “announcement” in the second and the fourth lines thereof.

Nationalization, Insolvency
or Delisting:
Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Notwithstanding anything to the contrary in the Equity Definitions, if, as a result of a Merger Event, a Tender Offer, a Nationalization, an Insolvency or a Delisting, Cancellation and Payment applies to one or more Transactions hereunder (whether in whole or in part), an Additional Termination Event (with the Transactions (or portions thereof) to which Cancellation and Payment applies being the Affected Transactions, Counterparty being the sole Affected Party and the Early Termination Date being the date on which such Transactions would be cancelled pursuant to Article 12 of the Equity Definitions) shall be deemed to occur, and, in lieu of Sections 12.7 and 12.8 of the Equity Definitions, Section 6 of the Agreement shall apply to such Affected Transactions.

Additional Disruption Events:

(a) Change in Law:	Applicable

(b) Failure to Deliver:	Applicable

(c) Insolvency Filing:	Applicable

(d) Hedging Disruption:	Applicable

(e) Increased Cost of
Hedging:	Applicable

(f)  Loss of
Stock Borrow:	Applicable

Maximum Stock

Loan Rate:                                [*]

Hedging Party:	JPMorgan

Determining Party:	JPMorgan

Notwithstanding anything to the contrary in the Equity Definitions, if, as a result of an Additional Disruption Event, any Transaction is cancelled or terminated, an Additional Termination Event (with such terminated Transaction(s) being the Affected Transaction(s), Counterparty being the sole Affected Party and the Early Termination Date being the date on which such Transaction(s) would be cancelled or terminated pursuant to Article 12 of the Equity Definitions) shall be deemed to occur, and, in lieu of Sections 12.7 and 12.8 of the Equity Definitions, Section 6 of the Agreement shall apply to such Affected Transaction(s).

Non-Reliance/Agreements and
Acknowledgements Regarding
Hedging Activities/Additional
Acknowledgements:	Applicable

Transfer:
Notwithstanding anything to the contrary in the Agreement, JPMorgan may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, to (i) any of its Affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)), (ii) any entities sponsored or organized by, or on behalf of or for the benefit of,  JPMorgan, or (iii) any third party, in each case without the consent of Counterparty.

Account Details:

(a) Instructions for delivery of
Shares to Counterparty:	Computershare
7530 Lucerne Drive, Suite 305
Cleveland, OH 44130
Attn: Sharon R. Boughter
Phone: (440) 239-7361
Facsimile: (440) 239-7355
sharon.boughter@computershare.com
Janelle.calame@computershare.com
Options.services@computershare.com

(b) Account for payments to
Counterparty:	To be provided upon request.

(c) Account for payments to JPMorgan:

Bank:                 .
ABA#:
Acct No.:

Beneficiary:   JPMorgan Chase Bank, N.A. New York
Ref:                 Derivatives

Offices:

(a) The Office of Counterparty for the Transaction is: Counterparty is not a Multibranch Party

(b) The Office of JPMorgan for the Transaction is: London

JPMorgan Chase Bank, National Association
London Branch
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England

Notices: For purposes of this Confirmation:

(a) Address for notices or communications to Counterparty:

Dollar Tree, Inc.
500 Volvo Parkway
Chesapeake, VA 23320
Attn:           Roger Dean, VP – Treasurer
    Shawnta Totten, VP – Governance and Corporate Counsel
Facsimile: 757-321-5111

(b) Address for notices or communications to JPMorgan:

        JPMorgan Chase Bank, National Association
        EDG Marketing Support
        Email:  EDG_OTC_HEDGING_MS@jpmorgan.com
        Facsimile No:   1-866-886-4506

        With a copy to:

        Attention:                      Santosh Sreenivasan
        Title:                      Managing Director
        Telephone No:                                (212) 622-5604
        Facsimile No:                                (917) 464-2505

2. Calculation Agent:  JPMorgan

3. Additional Mutual Representations, Warranties and Covenants of JPMorgan and Counterparty.  In addition to the representations and warranties in the Agreement, each party represents, warrants and covenants to the other party that:

(a) Eligible Contract Participant.  (i) It is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and (ii) is entering into each Transaction hereunder as principal (and not as agent or in any other capacity, fiduciary or otherwise) and not for the benefit of any third party.

(b) Accredited Investor.  Each party acknowledges that the offer and sale of each Transaction to it is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder (“Regulation D”). Accordingly, each party represents and warrants to the other that (i) it has the financial ability to bear the economic risk of its investment in each Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined under Regulation D, (iii) it will purchase each Transaction not with a view to the distribution or resale thereof in a manner that would violate the Securities Act and (iv) the disposition of each Transaction is restricted under this Master Confirmation, the Securities Act and state securities laws.

4. Additional Representations, Warranties and Covenants of JPMorgan.  In addition to the representations, warranties and covenants in the Agreement and those contained herein, JPMorgan hereby represents, warrants and covenants to Counterparty that:

(a) with respect to all purchases of Shares made by JPMorgan during any relevant Hedge Period in respect of any Transaction, JPMorgan will use good faith efforts to effect such purchases in a manner so that, if such purchases were made by Counterparty, they would meet the requirements of Rule 10b-18(b)(2), (3) and (4), and effect calculations in respect thereof, taking into account any applicable Securities and Exchange Commission no-action letters as appropriate and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond JPMorgan’s control;

(b) it will conduct its purchases in connection herewith in a manner that would not be deemed to constitute a tender offer within the meaning of Section 14(d)(1) of the Exchange Act; and

(c) for the avoidance of doubt, JPMorgan has implemented reasonable policies and procedures, taking into consideration the nature of its business, to ensure that individuals making investment decisions would not violate laws prohibiting trading on the basis of material nonpublic information. Such individuals shall not be in possession of material nonpublic information during all relevant times beginning on the date hereof and continuing through the Hedge Period and the Calculation Period for any Transaction.

5. Additional Representations, Warranties and Covenants of Counterparty.  In addition to the representations, warranties and covenants in the Agreement and those contained herein, as of (i) the date hereof, (ii) the Trade Date for each Transaction hereunder and (iii) to the extent indicated below, each day during the Hedge Period and Calculation Period for each Transaction hereunder, Counterparty represents, warrants and covenants to JPMorgan that:

(a) assuming the accuracy of the representations by JPMorgan in Section 4(b) hereof, the purchase or writing of each Transaction and the transactions contemplated hereby will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act;

(b) it is not entering into any Transaction (i) on the basis of, and is not aware of, any material non-public information with respect to the Shares (ii) in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self tender offer or a third-party tender offer or (iii) to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares);

(c) each Transaction is being entered into pursuant to a publicly disclosed Share buy-back program and Counterparty’s board of directors has approved the use of derivatives to effect the Share buy-back program;

(d) without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that JPMorgan is not making any representations or warranties with respect to the treatment of any Transaction under any accounting standards, including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements);

(e) Counterparty is in compliance with its reporting obligations under the Exchange Act in all material respects and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) Counterparty shall report each Transaction as required under Regulation S-K and/or Regulation S-B under the Exchange Act, as applicable;

(g) Counterparty is not, and will not be, engaged in a “distribution” of Shares or securities that are convertible into, or exchangeable or exercisable for Shares for purposes of Regulation M promulgated under the Exchange Act (“Regulation M”) at any time during the Hedge Period or the period commencing on the first day of the Calculation Period and ending on the last day of the Calculation Period or, in the event JPMorgan designates an Accelerated Termination Date or either party designates an Early Termination Date or an Early Termination Date is deemed to occur or an Adjusted Cash Amount is payable under Section 16 hereof, the 15th Exchange Business Day immediately following such Accelerated Termination Date, Early Termination Date or the last Exchange Business Day on which the VWAP Price is used in calculating such Adjusted Cash Amount, as the case may be, or such earlier day as elected by JPMorgan and communicated to Counterparty on such day (the “Relevant Period”) unless Counterparty has provided written notice to JPMorgan of such distribution (a “Regulation M Distribution Notice”) not later than the Scheduled Trading Day immediately preceding the first day of the relevant “restricted period” (as defined in Regulation M); Counterparty acknowledges that any such notice may cause the Hedge Period or the Calculation Period to be extended or suspended pursuant to Section 6 below; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 7 below;

(h) Counterparty acknowledges that each Transaction is a derivatives transaction in which it has granted JPMorgan an option; JPMorgan may purchase shares for its own account at an average price that may be greater than, or less than, the price paid by Counterparty under the terms of the related Transaction;

(i) as of the Trade Date, the Prepayment Date, the Initial Share Delivery Date, the Minimum Share Delivery Date and the Settlement Date for each Transaction, Counterparty is not and will not be “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and Counterparty would be able to purchase a number of Shares equal to the Maximum Shares in compliance with the laws of the jurisdiction of Counterparty’s incorporation;

(j) Counterparty is not and, after giving effect to any Transaction, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(k) Counterparty has not and, during the Hedge Period or Relevant Period for any Transaction, will not enter into agreements similar to the Transactions described herein where any initial hedge period (however defined), the calculation period (however defined) or the relevant period (however defined) in such other transaction will overlap at any time (including as a result of extensions in such initial hedge period, calculation period or relevant period as provided in the relevant agreements) with any Hedge Period or Relevant Period under this Master Confirmation. In the event that the initial hedge period, calculation period or relevant period in any other similar transaction overlaps with any Hedge Period or Relevant Period under this Master Confirmation as a result of a postponement of the Scheduled Termination Date pursuant to Section 6 herein, Counterparty shall promptly amend such transaction to avoid any such overlap.

6. Suspension of Hedge Period or Calculation Period.

(a) If Counterparty concludes that it will be engaged in a distribution of the Shares for purposes of Regulation M, Counterparty agrees that it will, on a day no later than the Scheduled Trading Day immediately preceding the start of the relevant restricted period, provide JPMorgan with a Regulation M Distribution Notice. Upon the effectiveness of such Regulation M Distribution Notice, JPMorgan shall halt any purchase of Shares in connection with hedging any Transaction during the relevant restricted period (other than any purchases made by JPMorgan in connection with dynamic hedge adjustments of JPMorgan’s exposure to any Transaction as a result of any equity optionality contained in such Transaction). If on any Scheduled Trading Day Counterparty delivers the Regulation M Distribution Notice in writing (and confirms by telephone) by 8:30 a.m. New York City time (the “Notification Time”) then such notice shall be effective as of such Notification Time. In the event that Counterparty delivers such Regulation M Distribution Notice in writing and/or confirms by telephone after the Notification Time, then such notice shall be effective as of 8:30 a.m. New York City time on the following Scheduled Trading Day or as otherwise required by law or agreed between Counterparty and JPMorgan.  Upon the effectiveness of such Regulation M Distribution Notice, the Calculation Period or the Hedge Period, as the case may be, shall be suspended and the Scheduled Termination Date or the Hedge Completion Date or both, as the case may be, shall postponed for each Scheduled Trading Day in such restricted period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 7 below, including, without limitation, the requirement that such notice be made at a time at which none of Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(b) In the event that JPMorgan reasonably concludes, in its good faith discretion, based on advice of outside legal counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by JPMorgan), for it to refrain from purchasing Shares on any Scheduled Trading Day during the Hedge Period or the Calculation Period, JPMorgan may by written notice to Counterparty (confirmed by telephone) elect to suspend the Hedge Period or the Calculation Period, as the case may be, for such number of Scheduled Trading Days as is specified in the notice; provided that JPMorgan may exercise this right to suspend only in relation to events or circumstances that are unknown to it or any of its Affiliates at the Trade Date of any Transaction, occur within the normal course of its or any of its Affiliates’ businesses, and are not the result of deliberate actions of it or any of its Affiliates with the intent to avoid its obligations under the terms of any Transaction. The notice shall not specify, and JPMorgan shall not otherwise communicate to Counterparty, the reason for JPMorgan’s election to suspend the Hedge Period or the Calculation Period, as the case may be. The Hedge Period or the Calculation Period, or both, as the case may be, shall be suspended and the Scheduled Termination Date shall be postponed for each Scheduled Trading Day occurring during any such suspension.

(c) In the event that the Calculation Period or the Hedge Period, as the case may be, is suspended pursuant to Section 6(a) or 6(b) above during the regular trading session on the Exchange, such suspension shall be deemed to be an additional Market Disruption Event, and the second and third paragraphs under “Market Disruption Event” shall apply.

(d) In the event that the Calculation Period is extended pursuant to any provision hereof (including, without limitation, pursuant to Section 10(d) below), the Calculation Agent, in its good faith and commercially reasonable discretion, shall adjust any relevant terms of the related Transaction if necessary to preserve as nearly as practicable the economic terms of such Transaction prior to such extension.

7. 10b5-1 Plan.  Counterparty represents, warrants and covenants to JPMorgan that for each Transaction:

(a) Counterparty is entering into this Master Confirmation and each Transaction hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) or any antifraud or anti-manipulation provisions of the federal or applicable state securities laws and that it has not entered into or altered and will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares. Counterparty acknowledges that it is the intent of the parties that each Transaction entered into under this Master Confirmation comply with the requirements of Rule 10b5-1(c)(1)(i)(A) and (B) and each Transaction entered into under this Master Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

(b) Counterparty will not seek to control or influence JPMorgan to make “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under any Transaction entered into under this Master Confirmation, including, without limitation, JPMorgan’s decision to enter into any hedging transactions. Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation, each Supplemental Confirmation and each Trade Notification under Rule 10b5-1.

(c) Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation, the relevant Supplemental Confirmation or Trade Notification must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification, waiver or termination shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

8. Counterparty Purchases.

Counterparty (or any “affiliated purchaser” as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall not, except in accordance with the immediately succeeding sentence, directly or indirectly purchase any Shares (including by means of a derivative instrument), listed contracts on the Shares or securities that are convertible into, or exchangeable or exercisable for Shares (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) during any Hedge Period or Relevant Period (as extended pursuant to the provisions hereof).  During any Hedge Period or Relevant Period (as extended pursuant to the provisions hereof), any purchases by Counterparty shall be made through J.P. Morgan Securities LLC (“JPMS”), which is an Affiliate of JPMorgan, in compliance with Rule 10b-18 or otherwise in a manner that Counterparty and JPMorgan reasonably believe is in compliance with applicable requirements; provided that the number of Shares so purchased by Counterparty on any Exchange Business Day during any Hedge Period or Relevant Period (as extended pursuant to the provisions hereof) shall not exceed the lesser of (a) 50,000 Shares and (b) 5% of the average daily trading volume reported for the Shares during the four calendar weeks preceding the week in which such purchase is to be effected.  However, the foregoing shall not limit Counterparty’s ability, pursuant to its employee incentive plan, to re-acquire Shares in connection with the related equity transactions or to limit Counterparty’s ability to withhold shares to cover tax liabilities associated with such equity transaction or otherwise restrict Counterparty’s ability to repurchase Shares under privately negotiated transactions with any of its employees, officers, directors or affiliates, so long as any re-acquisition, withholding or repurchase does not constitute a “Rule 10b-18 purchase” (as defined in Rule 10b-18). Furthermore, this Section shall not restrict any purchase by Counterparty of Shares effected during any suspension of any Hedge Period or Calculation Period in accordance with Section 6(b).

9. [Intentionally Omitted]

10. Special Provisions for Merger Transactions.  Notwithstanding anything to the contrary herein or in the Equity Definitions,

(a) Counterparty shall, prior to the opening of trading in the Shares on any day during any Hedge Period or Calculation Period on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify JPMorgan of such public announcement;

(b) promptly notify JPMorgan following any such announcement that such announcement has been made; and

(c) promptly provide JPMorgan with written notice specifying (i) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding such announcement date that were not effected through JPMorgan or its affiliates and (ii) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the Announcement Date. Such written notice shall be deemed to be a certification by Counterparty to JPMorgan that such information is true and correct. In addition, Counterparty shall promptly notify JPMorgan of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may cause the terms of any Transaction to be adjusted or such Transaction to be terminated; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 7; and

(d) JPMorgan in its good faith and commercially reasonable discretion may (i) make adjustments to the terms of any Transaction, including, without limitation, the Scheduled Termination Date, the Forward Price Adjustment Amount and the Maximum Shares to account for the number of Shares that could be purchased on each day during the Hedge Period or the Calculation Period in compliance with Rule 10b-18 following such public announcement or (ii) treat the occurrence of such public announcement as an Additional Termination Event with Counterparty as the sole Affected Party and the Transactions hereunder as the Affected Transactions.

“Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

11. Acknowledgments.  The parties hereto intend for:

(a) each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, a “swap agreement” as defined in Section 101(53B) of the Bankruptcy Code and a “forward contract” as defined in Section 101(25) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 362(b)(27), 362(o), 546(e), 546(g), 555, 556, 560 and 561 of the Bankruptcy Code;

(b) a party’s right to liquidate or terminate any Transaction and to exercise any other remedies upon the occurrence of any Event of Default or Termination Event under the Agreement with respect to the other party or any Extraordinary Event that results in the termination or cancellation of any Transaction to constitute a “contractual right” (as defined in the Bankruptcy Code);

(c) any cash, securities or other property transferred as performance assurance, credit support or collateral with respect to each Transaction to constitute “margin payments” (as defined in the Bankruptcy Code); and

(d) all payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” and “transfers” (as defined in the Bankruptcy Code).

12. Credit Support Documents.  The parties hereto acknowledge that no Transaction hereunder is secured by any collateral.

13. No Netting and Set-off.  Notwithstanding any provision of the Agreement (including without limitation Section 6(f) thereof) and this Master Confirmation or any other agreement between the parties to the contrary, neither party shall net or set off its obligations under any Transaction against its rights against the other party under any other transaction or instrument.

14. Early Termination.  In the event that an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction (except as a result of a Merger Event in which the consideration or proceeds to be paid to holders of Shares consists solely of cash), if JPMorgan would owe any amount to Counterparty pursuant to Section 6(d)(ii) of the Agreement (calculated as if the Transactions being terminated on such Early Termination Date were the sole Transactions under the Agreement) (any such amount, a “JPMorgan Amount”), then, in lieu of any payment of such JPMorgan Amount, Counterparty may, no later than the Early Termination Date or the date on which such Transaction is terminated, elect for JPMorgan to deliver to Counterparty a number of Shares (or, in the case of a Merger Event, a number of units, each comprising the number or amount of the securities or property that a hypothetical holder of one Share would receive in such Merger Event (each such unit, an “Alternative Delivery Unit” and, the securities or property comprising such unit, “Alternative Delivery Property”)) with a value equal to the JPMorgan Amount, as determined by the Calculation Agent (and the parties agree that, in making such determination of value, the Calculation Agent may take into account a number of factors, including the market price of the Shares or Alternative Delivery Property on the date of early termination and the prices at which JPMorgan purchases Shares or Alternative Delivery Property to fulfill its delivery obligations under this Section 14); provided that in determining the composition of any Alternative Delivery Unit, if the relevant Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

15. Payment Date upon Early Termination.  Notwithstanding anything to the contrary in Section 6(d)(ii) of the Agreement, all amounts calculated as being due in respect of an Early Termination Date under Section 6(e) of the Agreement will be payable on the day that notice of the amount payable is effective; provided that if Counterparty elects to receive Shares or Alternative Delivery Property in accordance with Section 14), such Shares or Alternative Delivery Property shall be delivered on a date selected by JPMorgan as promptly as practicable.

16. Special Provisions for Counterparty Payments.

(a) If (i) an Early Termination Date occurs or is designated with respect to any Transaction pursuant to the paragraph immediately preceding the heading “Additional Disruption Events” in Section 1 above in respect of a Merger Event or a Tender Offer (as modified below) and, as a result, Counterparty owes an amount to JPMorgan pursuant to Section 6(d)(ii) of the Agreement (calculated as if the Transactions being terminated on such Early Termination Date were the sole Transactions under the Agreement) (any such amount, a “Counterparty Payment Amount”) or (ii) an adjustment is made to any Transaction pursuant to Section 12.2 or 12.3 of the Equity Definitions or Section 6(d) of this Master Confirmation in respect of a Merger Event or a Tender Offer (as modified below) and, as a result, the Number of Shares to be Delivered, minus the sum of the Initial Shares and the Minimum Shares, in respect of such Transaction is a negative number (such an event, a “Negative Share Event”), then Counterparty shall pay to JPMorgan an amount in USD equal to the Counterparty Payment Amount or the Adjusted Cash Amount, as applicable, on the first Currency Business Day immediately following the date (the “Payment Notice Date”) of Counterparty’s receipt of a notice (a “Payment Notice”) from JPMorgan setting forth the Counterparty Payment Amount or the Adjusted Cash Amount, as applicable.  However, Counterparty may irrevocably elect, by delivery of written notice to JPMorgan on the Currency Business Day immediately following the Payment Notice Date, to deliver Shares, or in the case of a Merger Event, Alternative Delivery Units, in lieu of payment in cash of such Counterparty Payment Amount or Adjusted Cash Amount, as applicable, in which event subsection (b) of this Section 16 shall apply to such election and delivery; provided that Counterparty’s election to deliver Shares or Alternative Delivery Units, as the case may be, shall not be valid and Counterparty shall be required to pay the Counterparty Payment Amount or Adjusted Cash Amount in cash, as applicable, if:

(A)
the representations, warranties and covenants in Sections 5(b), 5(c), 5(e), 5(g) and 7 above and Sections 3(a)(i) and (ii) of the Agreement are not true and correct as of the date Counterparty makes such election, as if made on such date, or

(B)
Counterparty has taken any action that would make unavailable (x) the exemption set forth in Section 4(2) of the Securities Act for the delivery of any Shares or Alternative Delivery Units, as the case may be, by Counterparty to JPMorgan or (y) an exemption from the registration requirements of the Securities Act reasonably acceptable to JPMorgan for resales of Shares or Alternative Delivery Units, as the case may be, by JPMorgan, or Counterparty fails to execute a private placement agreement providing for such resale, which agreement shall be in form and substance reasonably satisfactory to JPMorgan, or otherwise fails to comply with any commercially reasonable requirements imposed by JPMorgan in respect of the private placement of the Shares or Alternative Delivery Units, as the case may be.

For purposes of this Section 16(a), Section 12.1(d) of the Equity Definitions shall be amended by replacing “10%” with “25%” in the third line thereof.

(b) As soon as directed by JPMorgan in the Payment Notice after the Payment Notice Date, Counterparty shall deliver to JPMorgan a number of Shares or Alternative Delivery Units, as the case may be, equal to the quotient of (i) the Counterparty Payment Amount or the Adjusted Cash Amount, as applicable, divided by (ii) the Termination Price.  Notwithstanding the foregoing, Counterparty shall not be required to deliver Shares or, in the case of a Merger Event, other securities comprising the aggregate Alternative Delivery Units in excess of the Share Cap, in each case except to the extent that Counterparty has available at such time authorized but unissued Shares or other securities not expressly reserved for any other uses (including, without limitation, Shares reserved for issuance upon the exercise of options or convertible debt).  Counterparty shall not permit the sum of (i) the Share Cap and (ii) the aggregate number of Shares expressly reserved for any such other uses, in each case whether expressed as caps or as numbers of Shares reserved or otherwise, to exceed at any time the number of authorized but unissued Shares.

(c) For purposes of this Section 16, the following terms shall have the following meanings:

(i)
“Adjusted Cash Amount” means, for any Transaction, an amount in USD equal to (x) the absolute value of the Number of Shares to be Delivered, minus the sum of the Initial Shares and the Minimum Shares, in respect of such Transaction, multiplied by (y) the average VWAP Prices over a number of consecutive Exchange Business Days as reasonably determined by the Calculation Agent in good faith and in a commercially reasonable manner beginning on, and including, the second Exchange Business Day immediately following the Termination Date for such Transaction.

(ii)
“Share Cap” means, for any date following the Trade Date for any Transaction hereunder, (x) the Initial Share Cap as specified in the Trade Notification for such Transaction, minus (y) the net number of Shares delivered by Counterparty to JPMorgan in respect of such Transaction on or prior to such date, plus (z) the net number of Shares delivered by JPMorgan to Counterparty in respect of such Transaction on or prior to such date, subject to appropriate adjustments by the Calculation Adjustment as a result of an event described in Section 11.2(e) of the Equity Definitions.

(iii)	“Termination Price” means the value to JPMorgan of one Counterparty Alternative Delivery Unit, as determined by the Calculation Agent.

17. Claim in Bankruptcy.  JPMorgan agrees that in the event of the bankruptcy of Counterparty, JPMorgan shall not have rights or assert a claim that is senior in priority to the rights and claims available to the shareholders of the common stock of Counterparty.

18. Staggered Settlement.  JPMorgan may, by notice to Counterparty prior to the Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares deliverable on such Nominal Settlement Date on two or more dates (each, a “Staggered Settlement Date”) or at two or more times on the Nominal Settlement Date as follows: (i) in such notice, JPMorgan will specify to Counterparty the related Staggered Settlement Dates (each of which will be on or prior to such Nominal Settlement Date) or delivery times and how it will allocate the Shares it is required to deliver under “Physical Settlement” among the Staggered Settlement Dates or delivery times; and (ii) the aggregate number of Shares that JPMorgan will deliver to Counterparty hereunder on all such Staggered Settlement Dates and delivery times will equal the number of Shares that JPMorgan would otherwise be required to deliver on such Nominal Settlement Date.

19. Amendments to Equity Definitions.  The following amendments shall be made to the Equity Definitions:

(a) The first sentence of Section 11.2(c) of the Equity Definitions, prior to clause (A) thereof, is hereby amended to read as follows: ‘(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the related Confirmation of a Share Option Transaction or Share Forward Transaction, then following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event has a material effect on the theoretical value of the relevant Shares or the Transaction and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of:’ and clause (B) thereof is hereby amended by inserting, after ‘the Forward Price,’ ‘the Maximum Shares, the Minimum Shares,’ and the portion of such sentence immediately preceding clause (ii) thereof is hereby amended by deleting the words “diluting or concentrative” and the words “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing such latter phrase with the words “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, stock loan rate or liquidity relative to the relevant Shares)”;

(b) Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “diluting or concentrative” and replacing them with “material” and by adding the words “or the Transaction” at the end of such Section; and

(c) Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) at JPMorgan’s option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that issuer”.

20. Designation by JPMorgan.  Notwithstanding any other provision in this Master Confirmation to the contrary requiring or allowing JPMorgan to sell or deliver any Shares or other securities to Counterparty, JPMorgan (the “Designator”) may designate any of its Affiliates (the “Designee”) to deliver and otherwise perform its obligations to deliver, if any, any such Shares or other securities in respect of each Transaction, and the Designee may assume such obligations, if any.  Such designation shall not relieve the Designator of any of its obligations, if any, hereunder. Notwithstanding the previous sentence, if the Designee shall have performed the obligations, if any, of the Designator hereunder, then the Designator shall be discharged of its obligations, if any, to Counterparty to the extent of such performance.

21. Agreements regarding each Supplemental Confirmation and related Trade Notification.

(a) Counterparty accepts and agrees to be bound by the contractual terms and conditions as set forth in a properly completed Supplemental Confirmation and related Trade Notification for each Transaction.  Upon receipt of the Trade Notification, Counterparty shall promptly execute and return a properly completed Trade Notification to JPMorgan; provided that Counterparty’s failure to so execute and return a properly completed Trade Notification shall not affect the binding nature of the Trade Notification, and the terms set forth therein shall be binding on Counterparty to the same extent, and with the same force and effect, as if Counterparty had executed a written version of the Trade Notification.

(b) Counterparty and JPMorgan agree and acknowledge that (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation, and each Supplemental Confirmation and related Trade Notification form a single agreement between Counterparty and JPMorgan, and JPMorgan would not otherwise enter into such transactions; (B) this Master Confirmation, as amended by each Supplemental Confirmation and related Trade Notification, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); (C) the Trade Notification, regardless of whether the Trade Notification is transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation constitutes a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation, as supplemented by each Supplemental Confirmation and related Trade Notification.

(c) Counterparty and JPMorgan further agree and acknowledge that this Master Confirmation, as supplemented by each Supplemental Confirmation and related Trade Notification, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.

22. Termination Currency.  The Termination Currency shall be USD.

23. Wall Street Transparency and Accountability Act.  In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Master Confirmation, any Supplemental Confirmation, any Trade Notification or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Master Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging, a Loss of Stock Borrow, or Illegality (as defined in the Agreement)).

24. Role of Agent. Each party agrees and acknowledges that (i) JPMS has acted solely as agent and not as principal with respect to the Transaction and (ii) JPMS has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of the Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party for performance of such other party’s obligations under the Transaction.

25. Waiver of Trial by Jury.  EACH OF COUNTERPARTY AND BOFA HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY TRANSACTION OR THE ACTIONS OF JPMORGAN OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

26. Governing Law.  THE AGREEMENT, THIS MASTER CONFIRMATION, EACH SUPPLEMENTAL CONFIRMATION, EACH TRADE NOTIFICATION AND ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT, THIS MASTER CONFIRMATION, EACH SUPPLEMENTAL CONFIRMATION AND EACH TRADE NOTIFICATION SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.  THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

27. Counterparts. This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts.

[Remainder of Page Intentionally Left Blank]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Master Confirmation and returning it to EDG Confirmation Group, J.P. Morgan Securities LLC, 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax to (212) 622 8519.

                                                                           Yours sincerely,

J.P. MORGAN SECURITIES LLC, as agent for

JPMorgan Chase Bank, National Association,

London Branch

By:      /s/ Jeffrey Zajkowski
Name:  Jeffrey Zajkowski
Title:  Managing Director

Confirmed as of the date first above written:

DOLLAR TREE, INC.

By:      /s/ Kevin S. Wampler
Name:  Kevin S. Wampler
Title:  Chief Financial Officer

EXHIBIT A

FORM OF SUPPLEMENTAL CONFIRMATION

[_______], 20[__]

To:           Dollar Tree, Inc.
500 Volvo Parkway
Chesapeake, VA 23320
Attn:           Roger Dean, VP – Treasurer
Shawnta Totten, VP – Governance and Corporate Counsel
Facsimile: 757-321-5111

From:	JPMorgan Chase Bank, National Association
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England

Re:	Issuer Forward Repurchase Transaction

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”) and Dollar Tree, Inc. (“Counterparty” and together with JPMorgan, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between JPMorgan and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of August 24, 2011 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[_______], 20[__]

Scheduled Termination Date:
[_______], 20[__](or if such date is not an Exchange Business Day, the next following Exchange Business Day), as the same may be postponed pursuant to the provisions of the Master Confirmation, subject to JPMorgan’s right to accelerate the Termination Date to any date on or after the First Acceleration Date.

First Acceleration Date:	[_______], 20[__]

Hedge Threshold Price:	USD [__.__]

Initial Shares:	[_______]

Prepayment Amount:	USD [_______]

Minimum Shares:	As set forth in the Trade Notification, to be a number of shares equal to (a) the Prepayment Amount divided by (b) [___]% of the Hedge Period Reference Price.

Maximum Shares:	As set forth in the Trade Notification, to be a number of shares equal to (a) the Prepayment Amount divided by (b) [___]% of the Hedge Period Reference Price.

Forward Price Adjustment
Amount:	[___]% of the Hedge Period Reference Price.

3. Counterparty represents and warrants to JPMorgan that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date other than through JPMorgan.

4. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

[Remainder of Page Intentionally Left Blank]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Supplemental Confirmation and returning it to EDG Confirmation Group, J.P. Morgan Securities LLC, 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax to (212) 622 8519.

Yours sincerely,

J.P. MORGAN SECURITIES LLC, as agent for

JPMorgan Chase Bank, National Association,

London Branch

By:      _______________________________
Name:
Title:

Confirmed as of the date first above written:

DOLLAR TREE, INC.

By:      _______________________________
Name:
Title:

EXHIBIT B

FORM OF TRADE NOTIFICATION

[_______], 20[__]

To:           Dollar Tree, Inc.
500 Volvo Parkway
Chesapeake, VA 23320
Attn:           Roger Dean, VP – Treasurer
Shawnta Totten, VP – Governance and Corporate Counsel
Facsimile: 757-321-5111

From:	JPMorgan Chase Bank, National Association
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England

Re:	Issuer Forward Repurchase Transaction

The purpose of this Trade Notification is to notify you of certain terms in the Transaction entered into between JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”) and Dollar Tree, Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below.

This Trade Notification supplements, forms part of, and is subject to the Supplemental Confirmation dated as of [_______], 20[__] (the “Supplemental Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. The Supplemental Confirmation is subject to the Master Confirmation dated as of August 24, 2011 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation and the Supplemental Confirmation govern this Trade Notification except as expressly modified below.

Trade Date:	[_______], 20[__]

Hedge Completion Date:	[_______], 20[__]

Hedge Period Reference Price:	USD [__.__]

Calculation Period Start Date:	[_______], 20[__]

Minimum Shares:	[_______]

Maximum Shares:	[_______]

Initial Share Cap:	[_______]

[Remainder of Page Intentionally Left Blank]

Yours sincerely,

J.P. MORGAN SECURITIES LLC, as agent for

JPMorgan Chase Bank, National Association,

London Branch

By:      _______________________________
Name:
Title:

Receipt Acknowledged:

DOLLAR TREE, INC.

By:      _______________________________
Name:
Title: